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                                                                   Exhibit 10(b)

         [TRANSMITTED ON SUTHERLAND, ASBILL & BRENNAN LLP LETTERHEAD]


                                 April 26, 2000


Board of Directors
Canada Life Insurance Company of America
Canada Life of America Variable Annuity Account 1
330 University Avenue
Toronto, Canada M5G 1R8

Ladies and Gentlemen:

We hereby consent to the use of our name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 16 under the Securities Act of 1933 and Post-Effective Amendment No. 19 under the Investment Company Act of 1940 to the Registration Statement on Form N-4 (File No. 33-28889) filed by Canada Life Insurance Company of America and Canada Life of America Variable Annuity Account 1 with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                         Very truly yours,

                         SUTHERLAND, ASBILL & BRENNAN LLP


                         By:  /s/  Stephen E. Roth
                              ---------------------
                              Stephen E. Roth